  UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JEDEDIAH RESOURCES CORP.
(Exact name of Registrant as specified in its charter)

Nevada	1000	n/a
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 – 111, 5th Ave., S.W., Suite 304 Calgary, Alberta, Canada	T2P 3Y6
(Name and address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (403) 481-9504

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|                                                                           Accelerated filer |__|

Non-accelerated filer |__|                                                                Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE

Common Stock	3,108,000	$0.015	$46,620	$1.83

(1)	This price was arbitrarily determined by Jedediah Resources Corp.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Jedediah Resources Corp.
Attn: Ola Juvkam-Wold, President
100 – 111, 5th Ave., S.W., Suite 304., Calgary, Alberta, T2P 3Y6, Canada
(403) 481-9504

SUBJECT TO COMPLETION, Dated December 10, 2008
 PROSPECTUS
JEDEDIAH RESOURCES CORP.
3,108,000
SHARES OF COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 3,108,000 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.015 per share.  We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.015	None	$0.015
Total	$46,620	None	$46,620

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.015 per share until such time as the shares of our common stock are traded on the Over-The-Counter Bulletin Board (“OTCBB”), which is sponsored by the Financial Industry Regulatory Authority (“FINRA”), formerly known as the National Association of Securities Dealers or NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information.  Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize.  If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors" on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: December 10, 2008

Summary	6
Risk Factors	9
Risks Related To Our Financial Condition and Business Model	9
If we do not obtain additional financing, our business will fail	9
Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.	10
Because we have only recently commenced business operations, we face a high risk of business failure.	10
Because our executive officers do not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail	10
Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.	10
Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.	11
Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.	11
Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	11
Because our president, Mr. Ola Juvkam-Wold owns 55.33% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Juvkam-Wold are inconsistent with the best interests of other stockholders.	12
Because our president, Mr. Ola Juvkam-Wold, owns 55.33% of our outstanding common stock, the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.	12
If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.	12
Because of factors beyond our control which could affect the marketability of any substances found, we may be difficulty selling any substances we discover.	13
Risks Related To Legal Uncertainty	13
Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase	13
If Native land claims affect the title to our mineral claims, our ability to prospect the mineral claims may be lost.	13
Because the Province of British Columbia owns the land covered by the Bragg Claim, our availability to conduct an exploratory program on the Bragg Claim is subject to the consent of the Government of British Columbia and we can be ejected from the land and our interest in the land could be forfeit.	13
Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.	14

Because we have nominal assets, we are considered a "shell company" and will be subject to more stringent reporting requirements.	14
Risks Related To This Offering	15
If a market for our common stock does not develop, shareholders may be unable to sell their shares	15
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	15
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	15
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	16
Forward-Looking Statements	16
Use of Proceeds	16
Determination of Offering Price	16
Dilution	17
Selling Shareholders	17
Plan of Distribution	19
Interests of Named Experts and Counsel	21
Organization within the Last Five Years	22
Description of Business	22
Legal Proceedings	32
Market for Common Equity and Related Stockholder Matters	32
Plan of Operations	35
Changes In and Disagreements with Accountants	37
Directors, Executive Officers, Promoters And Control Persons	37
Executive Compensation	38
Security Ownership of Certain Beneficial Owners and Management	41
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	42
Certain Relationships and Related Transactions	42
Available Information	43
Financial Statements	44
Information Not Required In the Prospectus	45

Summary

Jedediah Resources Corp.

We are in the business of mineral exploration and own the rights to explore property on which no minerals have yet been discovered.  On October 6, 2008, we entered into a Property Option Agreement and paid $1,750 to acquire an option to purchase an 85% interest in the Bragg Mineral Claim (the “Bragg Claim”). We do not currently have any ownership interest in the property that is covered by the Bragg Claim.

The Bragg Claim is located approximately 78 miles north by north-west of the city of Prince George which is located in central British Columbia, and 25 miles south of the town of McKenzie.

Prior to acquiring our option on the Bragg Claim, we incorporated a wholly-owned subsidiary, JRE Exploration Ltd., an Alberta corporation (“JRE”).  JRE was formed for the purpose of conducting business related to our mineral exploration program. We have recently completed the field work of Phase 1 of our planned exploration program, and are awaiting a report on rock and soil samples from an independent assay office. Upon receipt of that report, our consultant geologists, B.J. Price Geological Consultants Inc. will issue an opinion regarding the results of our Phase 1 exploration activities. We expect that opinion to be completed in February or March 2009.

We intend to conduct mineral exploration activities on the Bragg Claim in order to assess whether the claim possess commercially exploitable mineral deposits. Our exploration program is designed to explore for commercially viable deposits of lead, zinc, gold and other metallic minerals.  We have not, nor to our knowledge has any predecessor, identified any commercially exploitable reserves of these minerals on the Bragg Claim.  We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on the Bragg Claim.

Prior to acquiring an option to acquire the Bragg Claim, we retained the services Mr. Barry Price, M.Sc., P.Geo. of B.J. Price Geological Services Inc., who prepared a geological report for us on the mineral exploration potential of the claim.  Included in this report is a recommended first year exploration program (Phase I) with a budget of $13,050.

Exploration costs are billed to us in Canadian dollars, but we will pay those costs in U.S. dollars.  The value of Canadian dollars when converted into U.S. currency fluctuates.  All dollar amounts provided in this prospectus are stated or quantified in U.S. currency.  The dollar amounts provided in this prospectus assume that the US dollar is worth $1.15 Canadian. Hence each Canadian dollar expressed in terms of US dollars is worth approximately $0.87 US.

The mineral exploration program, consisting of geological mapping and sampling, is oriented toward defining drill targets on mineralized zones within the Bragg mineral claim.

Currently, we are uncertain of the number of mineral exploration phases we will conduct before we are able to determine whether there are commercially viable minerals present on the Bragg Claim.  Further phases beyond the current exploration program will be dependent upon a number of factors such as our consulting geological firm’s recommendations and our available funds.

Since we are in the exploration stage of our business plan, we have not earned any revenues from our planned operations. As of September 30, 2008, we had $103,584 in current assets and current liabilities in the amount of $4,362.  Accordingly, our working capital position as of September 30, 2008 was $99,222.

Since our inception through September 30, 2008, we have incurred a net loss of $32,531.  We attribute our net loss to having no revenues to offset our expenses, including a non-cash, stock based compensation charge of $26,000 pursuant to a subscription for common shares by our President, and the professional fees related to the creation and operation of our business.  We believe we have sufficient funds to undertake both a first and second year exploration program.  Under the terms of the Property Option Agreement, we must incur not less than $13,050 in aggregate exploration expenditures prior to October 31, 2009, $24,350 in aggregate exploration expenditures prior to October 31, 2010, and $161,750 in aggregate exploration expenditures prior to October 31, 2011. Additionally, under the terms of the Property Option Agreement, we were required to make an initial payment of $1,750 to Mr. Bragg, and we must make a payment of $1,750 to Mr. Bragg on or before October 31, 2009, and a payment of an additional $4,350 on or before October 31, 2010. Our working capital will not be sufficient to enable us to perform exploration phases beyond the first and second years of our geological exploration programs on the property.  Accordingly, we will require additional financing in the event that further exploration or development of the property is deemed prudent.

Our fiscal year end is September 30.

We were incorporated on July 21, 2008, under the laws of the state of Nevada. Our principal offices are located at 100 – 111, 5th Ave., S.W., Suite 304, Calgary, Alberta, Canada. Our phone number is 403-481-9504.

The Offering

Securities Being Offered	Up to 3,108,000 shares of our common stock.

Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.015 per share.  We intend to apply to the FINRA over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
9,940,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	From Inception on July 21, 2008 to September 30, 2008 (audited)

Cash	$103,584
Total Assets	103,584
Liabilities	4,362
Total Stockholder’s Equity	99,222

Statement of Operations

Revenue	$0

Net Loss for Reporting Period	$32,531

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business will fail.

As of September 30, 2008, we had cash in the amount of $103,584. Our cash on hand will allow us to complete the initial work program recommended by our consulting geologist and cover our expected cash outlays for the next twelve months.  The recommended work program will consist of mapping, sampling, and geochemical analyses aimed at identifying and locating potential gold deposits on the Bragg Claim property. If significant additional exploration activities are warranted and recommended by our consulting geologist, we will likely require additional financing in order to move forward with our development of the claim.  We currently do not have any operations and we have no income. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  If our exploration programs are successful in discovering reserves of commercial tonnage and grade, we will require significant additional funds in order to place the Bragg Claim into commercial production. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for gold and other metallic minerals and the costs of exploring for or commercial production of these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Our ability to continue as a going cincern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.

We have incurred a net loss of $32,531 for the period from our inception on July 21, 2008, to September 30, 2008, and have no sales.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of an interest in mineral claims. Potential investors should also be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We believe we have enough working capital to pay for the expected cash requirements for at least the following 12 months.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have just planned the initial stages of exploration on the Bragg Claim.   As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully.  We were incorporated on July 21, 2008, and to date have been involved primarily in organizational activities, the staking of our mineral claim, obtaining an independent consulting geologist’s report, and completing field work of Phase 1 of our planned exploration program on this mineral claim.  We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because our executive officers do not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.

Mr. Ola Juvkam-Wold, our president and director, does not have any training as a geologist or an engineer.  As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Juvkam-Wold’s decisions and choices may not take into account standard engineering or managerial approaches that mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in geology and engineering.

Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.

We have a verbal agreement with our consulting geologist’s firm that requires them to review all of the results from the exploration work performed upon the mineral claim that we have optioned and then make recommendations based upon those results. In addition, we have a verbal agreement with our accountants to perform requested financial accounting services and a written agreement with our outside auditors to perform auditing functions.  Each of these functions requires the services of persons in high demand and these persons may not always be available.  The implementation of our business plan may be impaired if these parties do not perform in accordance with our verbal agreement.  In addition, it may be difficult to enforce a verbal agreement in the event that any of these parties fail to perform.

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The search for valuable minerals also involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  At the present time, we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.  In addition, there is no assurance that the expenditures to be made by us in the exploration of the mineral claims will result in the discovery of mineral deposits.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur continuing and significant losses into the foreseeable future.  As a result of continuing losses, we may exhaust all of our resources and be unable to complete the exploration of the Bragg Claim.  Our accumulated deficit will continue to increase as we continue to incur losses.  We may not be able to earn profits or continue operations if we are unable to generate significant revenues from the exploration of the mineral claims if we exercise our option.  There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Juvkam-Wold, our president and chief financial officer, devotes 5 to 10 hours per week to our business affairs. We do not have an employment agreement with Mr. Juvkam-Wold nor do we maintain a key man life insurance policy for him. Currently, we do not have any full or part-time employees.  If the demands of our business require the full business time of Mr. Juvkam-Wold, it is possible that Mr. Juvkam-Wold may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our president, Mr. Ola Juvkam-Wold owns 55.33% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Juvkam-Wold are inconsistent with the best interests of other stockholders.

Mr. Juvkam-Wold is our president, chief financial officer and sole director.  He owns 55.33% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Juvkam-Wold may still differ from the interests of the other stockholders.

Because our president, Mr. Ola Juvkam-Wold, owns 55.33% of our outstanding common stock, the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.

Our president, Mr. Ola Juvkam-Wold, owns 5,500,000 shares of our common stock which equates to 55.33% of our outstanding common stock.  There is presently no public market for our common stock and we plan to apply for quotation of our common stock on the FINRA over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  If our shares are publicly traded on the over-the-counter bulletin board, Mr. Juvkam-Wold will eventually be eligible to sell his shares publicly subject to the volume limitations in Rule 144.  The offer or sale of a large number of shares at any price may cause the market price to fall.  Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.

The mineral exploration business is highly competitive.  This industry has a multitude of competitors and no small number of competitors dominates this industry with respect to any of the large volume metallic minerals.  Our exploration activities will be focused on attempting to locate commercially viable mineral deposits on the Bragg claim.  Many of our competitors have greater financial resources than us.  As a result, we may experience difficulty competing with other businesses when conducting mineral exploration activities on the Bragg Claim.  If we are unable to retain qualified personnel to assist us in conducting mineral exploration activities on the Bragg Claim if a commercially viable deposit is found to exist, we may be unable to enter into production and achieve profitable operations.

Because of factors beyond our control which could affect the marketability of any substances found, we may have difficulty selling any substances we discover.

Even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves. Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals, and environmental protection.  These factors could inhibit our ability to sell minerals in the event that commercial amounts of minerals are found.

Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase.

There are several governmental regulations that materially restrict mineral exploration or exploitation.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. Currently, we have not experienced any difficulty with compliance of any laws or regulations which affect our business.  While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business, prevent us from carrying out our exploration program, and make compliance with new regulations unduly burdensome.

If Native land claims affect the title to our mineral claims, our ability to prospect the mineral claims may be lost.

We are unaware of any outstanding native land claims on the Bragg Claim.  Notwithstanding, it is possible that a native land claim could be made in the future. The federal and provincial government policy is at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. In the event that we encounter a situation where a native person or group claims an interest in the Bragg Claim, we may be unable to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish any interest that we may have in this claim. The Supreme Court of Canada has ruled that both the federal and provincial governments in Canada are obliged to negotiate these matters in good faith with native groups and at no cost to us. Notwithstanding, the costs and/or losses could be greater than our financial capacity and our business would fail.

Because the Province of British Columbia owns the land covered by the Bragg Claim, our availability to conduct an exploratory program on the Bragg Claim is subject to the consent of the Government of British Columbia and we can be ejected from the land and our interest in the land could be forfeit.

The land covered by the Bragg Claim is owned by the Government of British Columbia.  The availability to conduct an exploratory program on the Bragg Claim is subject to the consent of the Government of British Columbia.

In order to keep the Bragg Claims in good standing with the Government of British Columbia, the Government of British Columbia requires that before the expiry dates of the mineral claim that exploration work on the mineral claim valued at an amount stipulated by the government be completed together with the payment of a filing fee or payment to the Government of British Columbia in lieu of completing exploration work.  In the event that these conditions are not satisfied prior to the expiry dates of the mineral claim, we will lose our interest in the mineral claim and the mineral claim will then become available again to any party that wishes to stake an interest in the claim.  In the event that either we are ejected from the land or our mineral claims expire, we will lose all interest that we have in the Bragg Claim.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.  Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Because we have nominal assets, we are considered a "shell company" and will be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet states that we have cash as our only asset therefore, we are defined as a shell company.  The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the new rules do not prevent us from registering securities pursuant to registration statements.  Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  If an acquisition is undertaken, we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of the transaction together with financial information of the acquired entity.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.  To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.  The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult. See discussion under heading "New Rule 144" below.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop.  We currently plan to apply for quotation of our common stock on the FINRA over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize.  If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 3,108,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent 31.27% of the common shares issued and outstanding as of the date of this prospectus.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board.  In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time.  If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.015 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the FINRA over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,108,000 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in offerings that were exempt from registration pursuant to Rule 903(C)(3) of Regulation S of the Securities Act of 1933.  The selling shareholders purchased their shares in an offering completed on September 30, 2008, or in an offering completed on October 29, 2008.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of December 10, 2008 including:

1.   the number of shares owned by each prior to this offering;
2.   the total number of shares that are to be offered by each;
3.   the total number of shares that will be owned by each upon completion of the offering;
4.   the percentage owned by each upon completion  of the offering; and
5.   the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 9,940,000 shares of common stock outstanding on December 10, 2008.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Dave Acheson	120,000	84,000	36,000	0.37%
Ronald C Allen	40,000	28,000	12,000	0.12%
Ken Ammann	160,000	112,000	48,000	0.49%

Joanne Beamin	80,000	56,000	24,000	0.25%
Curtis Beswick	120,000	84,000	36,000	0.37%
Norma Black	40,000	28,000	12,000	0.12%
Harry Bygdnes	40,000	28,000	12,000	0.12%
Frank Cendach	160,000	112,000	48,000	0.49%
Jason Correia	120,000	84,000	36,000	0.37%
Kendra Davis	120,000	84,000	36,000	0.37%
Gerald Dreifke	160,000	112,000	48,000	0.49%
Robert Fenton	80,000	56,000	24,000	0.25%
Roger H Giovanetto	40,000	28,000	12,000	0.12%
Frank T Godwin	40,000	28,000	12,000	0.12%
David Robert Heggie	40,000	28,000	12,000	0.12%
Jody Hewko	120,000	84,000	36,000	0.37%
David A Hood	40,000	28,000	12,000	0.12%
Jason Jorgensen	40,000	28,000	12,000	0.12%
Blair Lang	160,000	112,000	48,000	0.49%
Dyana Lawrence	120,000	84,000	36,000	0.37%
Jared Maillot	120,000	84,000	36,000	0.37%
Deborah Mainprize	160,000	112,000	48,000	0.49%
Krista Mainprize	160,000	112,000	48,000	0.49%
Sean McCarthy	160,000	112,000	48,000	0.49%
Shawn McCord	120,000	84,000	36,000	0.37%
James McHugh	40,000	28,000	12,000	0.12%
Ashley Mcvean	40,000	28,000	12,000	0.12%
Lisa McWhir	160,000	112,000	48,000	0.49%
Brent Merchant	120,000	84,000	36,000	0.37%
Mario Molina	80,000	56,000	24,000	0.25%
William Moore	160,000	112,000	48,000	0.49%
Randy Nelson	160,000	112,000	48,000	0.49%
Kenneth Prusky	160,000	112,000	48,000	0.49%
Troy Prusky	160,000	112,000	48,000	0.49%
Daryl Ries	120,000	84,000	36,000	0.37%
Chad Rusnak	40,000	28,000	12,000	0.12%
Tom Stevenson	160,000	112,000	48,000	0.49%
Jamie Stewart	160,000	112,000	48,000	0.49%
Dean Weisensel	160,000	112,000	48,000	0.49%
Kirsty Willett	160,000	112,000	48,000	0.49%
	4,440,000	3,108,000	1,332,000

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;

3.	through the writing of options on the common stock;
4.	in short sales, or;

5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.015 per share until such time as the shares of our common stock become traded on the FINRA Over-The-Counter Bulletin Board or another exchange.  Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.   the market price of our common stock prevailing at the time of sale;
2.   a price related to such prevailing market price of our common stock, or;
3.   such other  price as the selling shareholders determine from time to time.

Presently, the selling shareholders cannot sell their common stock of our Company in accordance with new Rule 144 under the Securities Act because we are defined as a "shell company."

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   not engage in any stabilization activities in connection with our common stock;
2.   furnish each broker or dealer through which common stock may be offered, such copies of  this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.   not bid for or purchase any of our securities or attempt to induce any person  to purchase any of our securities other than as permitted under the Securities Exchange  Act.

Description of Securities

Common Stock

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of December 10, 2008, there were 9,940,000 shares of our common stock issued and outstanding.  Our shares are held by forty-one (41) stockholders of record. We have not issued any shares of preferred stock.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulative voting in the election of directors.  Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

Our transfer agent is Empire Stock Transfer Inc., 2470 Saint Rose Parkway, Suite 304, Henderson, Nevada  89074

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries or the Bragg Claim. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark, LLP, our legal counsel, has provided an opinion on the validity of our common stock.

BDO Dunwoody LLP, an independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  BDO Dunwoody LLP has presented their report with respect to our audited financial statements.  The report of BDO Dunwoody LLP is included in reliance upon their authority as experts in accounting and auditing.

Mr. Barry Price, M.Sc, PGeo., Consulting Geologist, has provided a geological evaluation report on the Bragg mineral property.  He was employed on a flat rate consulting fee basis and he has no interest, nor does he expect any interest in the property or securities of Jedediah Resources Corp.

Organization within the Last Five Years

We were incorporated on July 21, 2008 under the laws of the state of Nevada. On October 1, 2008, we formed a wholly subsidiary known as JRE Exploration Ltd. (“JRE”), an Alberta corporation. JRE was formed to conduct our exploration operations within the Province of British Columbia. On October 6, 2008, we entered into a Property Option Agreement (“POA”) between JRE, Donald K. Bragg, and Opal Resources Canada Ltd. (“Opal), whereby we acquired an option to purchase an 85% interest in the Bragg Claim, located in the central portion of the Province of British Columbia. Under the terms of that agreement, Opal is the operator of the exploration program that is to be conducted on the claim. The POA sets forth each party's rights and responsibilities relating to both the exploration and potential mining stages of the operations to be conducted on the Bragg Claim.

We have not acquired any assets from Mr. Juvkam-Wold, other than Mr. Juvkam-Wold’s purchase of 5,500,000 shares of our common stock on September 30, 2008, at a price of $0.01 per share which included a stock based compensation valued at $26,000. Mr. Juvkam-Wold has not acquired from us anything of value either directly or indirectly.

Description of Business

Business of Company

We are an exploration stage company that intends to engage in the exploration of mineral properties.  We have acquired an option to obtain an 85% interest in a mineral claim that we refer to as the Bragg Claim. Exploration of this mineral claim is required before a final determination as to its viability can be made.

Location and Access

The Bragg Claim is located approximately 78 miles north by north-west of the central British Columbia city of Prince George, approximately 25 miles south of the town of McKenzie and approximately 5 miles west of the hamlet of McLeod Lake. Access to the property is by way of logging roads, extending north and west from McLeod Lake. Prior to logging, access was by way of helicopter only.

Physiography and Vegetation

The area lies between approximately 2,400 feet and 3,000 feet of elevation. The climate is typical of the interior of British Columbia with long cold winters and moderate to warm summers. Geological field work can be accomplished from May to October, but snow may hamper winter work.

Property Option Agreement

The Bragg Claim is held 100% by Mr. Donald Bragg. The claim, Tenure # 593568, covers approximately 594 hectares. The entire area enclosed by the mineral claim is approximately 1,467 acres, or approximately 2.3 square miles. The claim is in good standing with the Province of British Columbia until January 27, 2009.

In order to extend the expiry dates of a mineral claim, the British Columbia government requires either (1) completion of exploration work on the mineral claim valued at an amount stipulated by the government and the payment of a filing fee; or (2) payment to the Province of British Columbia an amount equal to the combined value of the exploration work stipulated and the filing fee in lieu of completing exploration work.  When exploration work valued at an amount stipulated by the government is completed and a filing fee is remitted to the Province of British Columbia, the expiry dates of the mineral claim can be extended for a maximum of 10 additional years.  In the event that no exploration work is completed and a filing fee is paid to the Province of British Columbia in lieu of completing exploration work, the expiry dates of the mineral claim can be extended for a maximum of only one additional year each year.

Under the terms of the Property Option Agreement (“POA”) between Mr. Donald Bragg, Opal Resources Canada Ltd.(an unrelated company controlled by Robert Yorke-Hardy), and JRE, our wholly owned mining exploration subsidiary, we acquired an option to acquire an 85% interest in the Bragg Claim. We and Mr. Bragg also contracted with Opal to conduct and oversee all facets of the exploration programs to be conducted on the claim.

Under that Agreement, we paid Mr. Bragg an initial sum of $1 to acquire the option and are required to make the following payments in order to exercise that option: $1,750 upon the execution of the POA (which we have paid), $1,750 prior to October 31, 2009, and an additional $4,350 prior to October 31, 2010. These payments are personal fees charged by Mr. Bragg.  In addition, we must incur the following amounts in exploration expenditures in order to exercise our option: an aggregate of $13,050 prior to October 31, 2009; an aggregate of $24,350 prior to October 31, 2010; and an aggregate of $161,750 prior to October 31, 2011.  We can exercise our option at any time prior to October 31, 2011 if we complete aggregate payments of $7,850 to Mr. Bragg and incur an aggregate of $161,750 in exploration expenses on the Bragg Claim.

We will either satisfy the payment terms of the Property Option Agreement in the time frame provided, thereby resulting in us exercising this option or we will fail to satisfy the payment terms and be in default of the Property Option Agreement.  If we are in default of the Property Option Agreement, the optionor can terminate Property Option Agreement if we fail to cure any default within 45 days after the receipt of notice of default.  Our option will expire if we are in default of the Property Option Agreement and fail to cure any default within 45 days after the receipt of notice of default.

Under the Property Option Agreement, we will acquire an 85% interest in the Bragg Claim and Mr. Bragg will hold the remaining 15% interest if we exercise our option. Opal is the operator of the Bragg Claim. Donald Bragg is the owner and optioner of the mineral claim and he is responsible for maintaining the mineral claim in good standing with the B.C. Mineral Titles Branch. Opal is responsible for conducting the exploration activities on the property in accordance with the B.P Price Geological Consultants Ltd. Geological Report dated October 3, 2008.  Between research, mobilization, demobilization and a site visit, Opal is expected to expend one to two weeks for the first year exploration phase and additional one to two weeks during the second year exploration phase. The amount of Opal’s time required past these phases cannot be determined at this time.

Joint Venture

Opal has completed the fieldwork required for the first phase of our mineral exploration program.  We expect that the mineral sample assaying report and the follow-up Geological Report will be completed in the first quarter of 2009.

Upon the completion of both the first and second year exploration phases, we intend to request that our Geological Consultants review the results of the exploration program and report back to us with recommendations, if any, with regard to further exploration programs. Further phases beyond the first and second year of our exploration program will be dependent upon a number of factors such as our Geological Consultant’s recommendations and our available funds.

In the event that we exercise our option, the Property Option Agreement requires that we, and a sole purpose company to be formed by Mr. Donald Bragg, will enter into a formalized joint venture. We have not entered into such an agreement at the present time and the terms discussed herein are a discussion of the expected terms of such proposed joint venture agreement. We intend to continue to contract with Opal to oversee and conduct mining operations. In the event that Opal chooses not remain the operator of the Bragg Claim, and provided that our board of directors and our consulting geological firm favor further exploration, we intend to seek out a candidate with similar qualifications to those of Opal and contract with such persons or parties.

The purpose of the proposed joint venture will be to further explore the property containing the Bragg Claim with the eventual goal of putting the property into commercial production should both a feasibility report recommending commercial production be obtained and a decision to commence commercial production be made. The feasibility report refers to a detailed written report of the results of a comprehensive study on the economic feasibility of placing the property or a portion of the property into commercial production. It is possible that results may be positive from the exploration program, but not sufficiently positive to warrant proceeding at a particular point in time. World prices for minerals may dictate not proceeding.  Due to the fluctuation in the prices for minerals, it is also possible that mineral exploration ventures may not be profitable, resulting in our inability to attract funding from investors to finance further exploration.

Under the terms of the proposed joint venture agreement, we expect that both parties will agree to associate and participate in a single purpose joint venture to carry out the project. Beneficial ownership of the property will remain in each party’s name proportional to its respective interest.  Subsequent to the initial exploration program costs that we will bear, future costs are to be met by each party in proportion to its interest.

If we exercise our option and the joint venture is formed, our initial interest in the joint venture shall be 85% and Bragg’s company to be formed, which we refer to as “Braggco,” will be 15%. The interest of each party may be reduced and the other party’s interest increased by an amount equal to the share of the exploration costs they would be obliged to pay. If the interest of either us or Braggco is reduced to less than 5%, then that party will be deemed to have assigned their interest to the other party, and their sole remuneration and benefit from the proposed joint venture agreement will be a Royalty equal to 2½% of the net profits. The respective interest of each party in the joint venture could be increased or decreased from time to time if any or all of the following events occur: (1) a party fails to pay its proportionate share of the costs; (2) a party elects not to participate in the program, and/or; (3) a party elects to pay less than its proportionate share of the costs for a program. If these terms operate to cause a party’s interest in the Bragg Claim to be reduced to 5% or less, that party will assign and convey its interest to the other party and will receive a royalty equal to 2.5 % of the net profits of production.

The Property Option Agreement provides that Opal as the initial operator will have the same rights, duties, and responsibilities in the event that he was the operator under the proposed Joint Venture Agreement.

The operator has the full right, power and authority to do everything necessary or desirable to carry out a program and the project and to determine the manner of exploration of the property. A management committee consisting of one representative of each party will oversee the operator and manage or supervise the management of the business and affairs of the joint venture. Each representative may cast that number of votes that is equal to that party’s interest. A simple majority of the management committee prevails and the management committee’s decisions made in accordance with the proposed joint venture agreement are binding on all parties. The proposed Joint Venture Agreement contemplates that the agreement will stay in effect for so long as any part of the property or project is held in accordance with the agreement, unless earlier terminated by agreement of all parties.

Geological Report

We selected the Bragg mineral property based upon a geological report prepared by our geological consultant’s firm. The report, authored by Barry Price, M.Sc., P.Geo. recommends that we launch an initial exploration program on the Bragg Claim which will cost us approximately $13,050 for Phase I (first year) of the exploration program, $11,300 for Phase II (second year), and $137,400 for Phase III (third year). The terms of the Property Option Agreement require us to incur an aggregate of $161,750 in mineral exploration expenses on the Bragg Claim prior to October 31, 2011.

We have engaged the services of B.J. Price Geological Consultants Inc. as our consulting geologist’s firm. Mr. Barry Price M.Sc. P.Geo., of that firm has prepared a Geological Report on the Bragg Claim. Upon the conclusion of both our first and second year exploration programs, we will engage the services of our consulting geologist to review the findings of exploration on the Bragg Mineral Claim and to make recommendations, if any, with regard to future exploration programs.

Mr. Barry J. Price, the principal officer and director of B.J. Price Geological Consultants Inc., is a graduate of the University of British Columbia where he obtained a B.Sc. Degree in Honors Geology in 1965 and subsequently obtained a Master of Science degree in Economic Geology from the University of British Columbia in 1972. He is a member of the Association of Professional Engineers and Geoscientists of British Columbia. He has practiced his profession continuously since 1972.

The property that is the subject of the Bragg Claim is undeveloped and does not contain any open-pit or underground mines which can be rehabilitated. There is no commercial production plant or equipment located on the property that is the subject of the mineral claim. There is no power supply to the mineral claim.

We have not completed the first year exploration phase, although Opal has completed the field work to date. Our exploration program is exploratory in nature and there is no assurance that mineral reserves will be found.

Bragg Mineral Claim

The Bragg Claim is located within the Omineca Mining Division of British Columbia, and is located at geographic coordinates Latitude: 55 deg 55’54”N, and Longitude: 123 deg 12’00”W. It is located on the N.E. side of Des Creek above its confluence with the McLeod River and approximately 5 miles west of the McLeod Lake settlement on the John Hart Highway (B.C. route 97).

There is no electrical power in the vicinity of the mineral claim. Logistically the area is remote. Some supplies are available at McLeod Lake where there is a gas station and restaurant. Major supplies and services are available in the village of McKenzie or the city of Prince George

The Province of British Columbia owns the land covered by the Bragg Claim. Currently, we are not aware of any native land claim that might affect the title to the mineral claim or to British Columbia’s title of the property. Although we are unaware of any situation that would threaten this claim, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. If we should encounter a situation where a native person or group claims an interest in the Bragg Claim, we may choose to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish any interest that we hold in these claim.

As owner, it is Donald Bragg’s responsibility to keep the Bragg Claim in good standing with the Province of British Columbia. Prior to the expiry dates, Mr. Bragg plans to file for an extension of the Bragg Claim. In order to extend the expiry dates of a mineral claim, the government requires either (1) completion of exploration work on the mineral claim valued at an amount stipulated by the government and the payment of a filing fee; or (2) payment to the Province of British Columbia in lieu of completing exploration work. Currently, an exploration work value of approximately $2,067 is required during each of the first three years after the Bragg Claim was acquired and an exploration work value of approximately $4,133 is required in subsequent years. In addition, we must pay a cash reporting fee of $0.14 per acre every time a report is filed.  For example, exploration expenditures on the Bragg claim must be completed and filed with the Province in the amount of approximately $2,067 by January 31, 2009 plus a filing fee of approximately $207 or this entire amount must be paid to the Province of British Columbia by January 31, 2009. Similarly, with regard to the Bragg Claim, exploration expenditures in the same amounts plus the annual filing fee of $207 as above must be completed and filed with the Province by the corresponding dates in 2010 and in 2011 or this amount must be paid to the province by those corresponding dates.  A maximum of ten years of work credit may be filed on a claim.  Incurring our planned total of $161,750 in exploration expenses through exploration Phase I, Phase II and Phase III will result in an extension of the expiry dates of the mineral claim for the maximum of 10 additional years provided that a report and filing fee of approximately $207 is remitted to the Province of British Columbia.  In the event that no exploration work is completed and a filing fee is paid to the Province of British Columbia in lieu of completing exploration work, the expiry dates of the mineral claim can be extended only for one additional year on an annual basis into perpetuity.  If the required exploration work expenditure is not completed and filed with the Province in any year or if a payment is not made to the Province of British Columbia in lieu of the required work within this year, the mineral claim will lapse and title with revert to the Province of British Columbia.

Recommendations of Our Consulting Geologist

In order to evaluate the exploration potential of the Bragg claim, our consulting geologist has recommended that the property be thoroughly mapped and prospected.  The primary goal of the exploration program is to identify sites for additional mineral exploration.  Below is the suggested exploration budget.

Phase 1

DESCRIPTION	DETAILS	COST
Preparation of Base Maps, Air photos		870
Prospector, Sampler	2 men x 5 days x $350	3,500
Vehicle, Food Lodging		870
Sample analysis, soils, rocks	50 soils, 20 rocks	2,600
Magnetic traverses		440
Freight		170
Telephone, computer, radios		260
File work on claims		2,600
Subtotal		11,310
Contingency & Taxes		1,740
GRAND TOTAL		$13,050

Phase 2

DESCRIPTION	DETAILS	COST
Permits		870
Prospector, Sampler	2 men x 5 days x $260	2,600
Vehicle, Food Lodging		870
Sample analysis, soils, rocks	50 rocks	870
Magnetic survey, VLF EM		2,600
Freight		170
Telephone, computer, radios		260
File work on claims, Geological report		870
Subtotal		9,110
Contingency & Taxes		2,190
GRAND TOTAL		$11,300

Phase 3

DESCRIPTION	DETAILS	COST
Permits		4,350
Geologist and assistant	2 men x 20 days x $435	17,400
Vehicle, food, lodging		3,480
Diamond drilling	3 holes x 770 feet x $37 per foot	86,090
Sample analyses	100 samples x $65	6,500
Freight		170
Telephone, computer, radios		260
File work on claims, Geological report		870
Subtotal		119,120
Contingency & Taxes		18,280
GRAND TOTAL		$137,400

While we have commenced the field work phase of our initial exploration program, we intend to proceed with the initial exploratory work as recommended.  The field work of Phase I has been completed and we expect Phase II to begin in the Fall of 2009.  Upon our review of the results, we will assess whether the results are sufficiently positive to warrant additional phases of the exploration program.  We will make the decision to proceed with any further programs based upon our consulting geologist’s review of the results and recommendations.  In order to complete significant additional exploration beyond the currently planned Phase I and Phase II, we will need to raise additional capital.

Competition

The mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims.  We were incorporated on July 21, 2008 and our operations are not well-established.  Our resources at the present time are limited.  We may exhaust all of our resources and be unable to complete full exploration of the Bragg Claim.  There is also significant competition to retain qualified personnel to assist in conducting mineral exploration activities.   If a commercially viable deposit is found to exist and we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations.  These factors set forth above could inhibit our ability to compete with other companies in the industry and enter into production of the mineral claim if a commercial viable deposit is found to exist.

Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance with Government Regulation

If we progress to the production phase, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained.  The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to JRE is the Mineral Tenure Act, which is administered by the Mineral Titles Branch of the Ministry of Energy and Mines. The initial phase of our exploration program will consist of the assay analysis of rock samples and a geological ground survey. The practice in British Columbia under this act has been to request permission for such a program in a letter to the B.C. Ministry of Energy and Mines. Permission is usually granted within one week. Should the Phase II exploration program be undertaken, it would be intended to refine information garnered in the first phase employing the same methods of exploration.

The B.C. Ministry of Energy and Mines administers the Mines Act, the Health, Safety and Reclamation Code, and the Mineral Exploration Code. Ongoing exploration programs likely will be expanded to include activities such as line cutting, machine trenching and drilling. In such circumstance, a reclamation deposit is usually required in the amount of $3,000 to $5,000. The process of requesting permission and posting the deposit usually takes about 2 weeks. The deposit is refundable upon a Ministry of Energy and Mines inspector’s determination that the exploration program has resulted in no appreciable disturbance to the environment.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in British Columbia.  The Mineral Tenure Act also governs the issuance of mining leases, which are long term entitlements to minerals, designed as production tenures. At this phase in the process, a baseline environmental study would have to be produced. Such a study could take many months and cost in excess of $100,000.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act.  The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision.  Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program.  If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests.  Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken.  Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible.  Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities.  Environmental remediation refers to the physical activity of taking steps to remediate, or remedy any environmental damage caused such as refilling trenches after sampling or cleaning up fuel spills.  Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground.  The amount of these costs is not known at this time because we do not know the extent of the exploration program we will undertake, beyond completion of the recommended exploration phases described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially commercially-viable deposit is discovered.

Employees

We have no employees as of the date of this prospectus other than our president and CEO, Mr. Juvkam-Wold. We conduct our business largely through agreements with consultants and other independent third party vendors. We do not anticipate hiring additional employees over the next twelve months.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws during the exploratory phases of our operations.

Subsidiaries

We do not have any subsidiaries other than JRE Exploration Ltd.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, NV, 89501.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock.

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the FINRA over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have forty-one (41) holders of record of our common stock.

New Rule 144

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10  information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the FINRA over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the FINRA over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Plan of Operations

We were incorporated on July 21, 2008, under the laws of the state of Nevada.  We hold an option to acquire an 85% interest in the Bragg claim, located in the Omineca district of central British Columbia, Canada.  Mr. Ola Juvkam-Wold is our President, CEO, Secretary, Treasurer, and sole director.

Our business plan is to proceed with the exploration of the Bragg claim to determine whether there are commercially exploitable reserves of gold or other metals on the claim.  We intend to proceed with the initial exploration program as recommended by our consulting geologist. Phase I of the recommended geological program will cost a total of approximately $13,050. We had $99,222 in working capital as of September 30, 2008.  Our plan of operations for the twelve months following the date of this prospectus is to complete Phase I of the recommended exploration program on the Bragg Claim and begin Phase II.

Phase I consists of on-site surface reconnaissance, mapping, sampling, and geochemical analyses. This phase of the program will cost approximately $13,050.  The field work of this phase is completed and we expect the Geological Summary Report in the first quarter of 2009. The final Geological Report of Phase I will cost us approximately $870. In the next 12 months, we also anticipate spending approximately $16,500 on administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and approximately $12,000 to 1202503 Alberta Ltd. (“503 Alberta”), a company owned 100% by our President, Mr. Juvkam-Wold, in accordance with a Corporate Management Services Agreement between us and 503 Alberta.

Thus, total expenditures over the next 12 months are therefore expected to be approximately $42,420.

Once we receive the analyses of our Phase I exploration program, our board of directors, in consultation with our consulting geologist will assess whether to proceed with additional mineral exploration programs.  In making this determination to proceed with a further exploration, we will make an assessment as to whether the results of the initial program are sufficiently positive to enable us to proceed.  This assessment will include an evaluation of our cash reserves after the completion of the initial exploration, the price of minerals, and the market for the financing of mineral exploration projects at the time of our assessment.

In the event our board of directors, in consultation with our consulting geologist, chooses to conduct the Phase II mineral exploration program beyond the initial program, we have sufficient funding on hand to do so. While we have sufficient funds on hand to cover the currently planned Phase I and Phase II exploration costs, we will require additional funding in order to undertake further exploration programs on the Bragg claim and to cover all of our anticipated administrative expenses.

Phase II would entail permits, further sampling and geochemical analyses based on the outcome of the Phase I exploration program.  The Phase II program will cost approximately $11,300.  We anticipate commencing this phase in the Fall of 2009.

The budget for Phase III of our exploration program is tentative in nature as the actual exploration program to be undertaken will depend upon the outcomes of the Phase I and Phase II exploration programs. Phase III of our exploration program, if undertaken, may commence in the spring or early summer of 2010, and will consist of further sampling and assaying, and the diamond drilling and drill core sampling of three, 770 foot holes. It is currently estimated that Phase III will cost approximately $137,400.

In the event that exploration programs beyond our planned Phase II program are undertaken on the Bragg Claim, we anticipate that additional funding will be required in the form of equity financing from the sale of our common stock and from loans from our director.  We cannot provide investors with any assurance, however, that we will be able to raise sufficient funding from the sale of our common stock to fund all of our anticipated expenses.  We do not have any arrangements in place for any future equity financing.  We believe that outside debt financing will not be an alternative for funding exploration programs on the Bragg Claim. The risky nature of this enterprise and lack of tangible assets other than our mineral claim places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. The existence of commercially exploitable mineral deposits in the Bragg Claim is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration program.

In the event the results of our initial exploration program prove not to be sufficiently positive to proceed with further exploration on the Bragg claim, we intend to seek out and acquire interests in additional mineral exploration properties which, in the opinion of our consulting geologist, offer attractive mineral exploration opportunities.  Presently, we have not given any consideration to the acquisition of other exploration properties because we have not yet commenced our initial exploration program and have not received any results.

During this exploration stage Mr. Juvkam-Wold, our President, will only be devoting approximately five to ten hours per week of his time to our business.  We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work is being performed by outside consultants.  If, however, the demands of our business require more business time of Mr. Juvkam-Wold for activities such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to devote more time to our business. However, he may not be able to devote sufficient time to the management of our business, as and when needed.

Off Balance Sheet Arrangements

As of September 30, 2008, there were no off balance sheet arrangements.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for Fiscal Year Ending September 30, 2008

We did not earn any revenues from our inception on July 21, 2008, through the fiscal year ending September 30, 2008.  We do not anticipate earning revenues until such time that we exercise our option and enter into commercial production of the Bragg Claim.  We have recently begun the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on the Bragg Claim, or if such resources are discovered, that we will enter into commercial production or if commercial production commences, that commercial production will be profitable.

We incurred operating expenses in the amount of $32,531 from our inception on July 21, 2008, until September 30, 2008. These operating expenses consisted of general and administrative expenses, including professional fees, foreign exchange losses, management fees, and stock based compensation.  We anticipate our operating expenses will increase as we continue to undertake our plan of operations.  The increase will be attributable to expanding our geological exploration program and the professional fees that we will incur in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of September 30, 2008, we had current assets, consisting entirely of cash, of $103,584 and current liabilities of $4,362. Thus, we had working capital of $99,222 as of September 30, 2008.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters And Control Persons

Our sole executive officer and director and his age as of September 30, 2008 is as follows:

Name	Age	Position(s) and Office(s) Held
Ola Juvkam-Wold	68	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Ola Juvkam-Wold.  Mr. Juvkam-Wold is our CEO, CFO, President, Secretary, Treasurer and sole director. Mr. Juvkam-Wold has extensive business experience in the fields of Oil and Gas Exploration and Operations, Information Technology and in the financing of Research and Development Projects. He has been retired for over 5 years.

Mr. Juvkam-Wold was born in Norway and was schooled in Norway, Venezuela, Barbados, and Canada. He holds a BSc. in Chemical Engineering from the University of Alberta.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

Ola Juvkam-Wold is our only employee.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.
A verbal agreement with our consulting geologist provides that he will review all of the results from the exploratory work performed upon the site and make recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologist firms performing similar consulting services.

2.	Verbal agreements with our accountants to perform requested financial accounting services.

3.	Written agreements with auditors to perform audit functions at their respective normal and customary rates.

4.	Written agreement with 503 Alberta, a company owned by Mr. Juvkam-Wold, whereby he has agreed to provide these services for us.

Executive Compensation

Compensation Discussion and Analysis

We have and will have the need for accounting, administrative, management, and corporate record-keeping services from time to time, but have determined that it is not cost effective to maintain the infrastructure associated therewith. Hence the company entered into a Corporate Management Services Agreement with 503 Alberta, a company owned by Mr. Juvkam-Wold, whereby he has agreed to provide these services for us.

In addition, Mr. Juvkam-Wold holds substantial ownership in Jedediah Resources Corp. and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we may expand our compensation package designed to attract, retain and motivate other talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for the period from inception (July 21, 2008) through September 30, 2008, for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Trevor Warrener, former officer and director	2008	2,234							2,234
Ola Juvkam-Wold, CEO, CFO, President, Secretary-Treasurer	2008	0	0	26,000	0	0	0	0	26,000

Narrative Disclosure to the Summary Compensation Table

Our named executive officer receives $1,000 per month through his company 503 Alberta commencing on October 1, 2008 with respect to a Corporate Management Service Agreement with our company. In addition he is entitled to be reimbursed for expenses incurred on behalf of the company.

The term of the agreement is on a month-to-month basis, and will terminate upon the date, if any, upon which the Prospectus of the company becomes effective.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of September 30, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Ola Juvkam-Wold	0	0	0	0	0	0	0	0	0

There were no grants of stock options since inception to the date of this Prospectus.

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for the period from inception (July 21, 2008) through September 30, 2008.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ola Juvkam-Wold	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 30, 2008, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 9,940,000 shares of common stock issued and outstanding on September 30, 2008.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	Ola Juvkam-Wold 307 - 15th Street, N.W., Calgary, Alberta	5,500,000	55.33%

Common	Total all executive officers and directors	5,500,000	55.33%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as follows, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Our named executive officer receives $1,000 per month through his company 503 Alberta commencing on October 1, 2008 with respect to a Corporate Management Service Agreement with our company. In addition he is entitled to be reimbursed for expenses incurred on behalf of the company.

Available Information

We have filed a registration statement on form S1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Financial Statements

Index to Financial Statements:

Audited financial statements for the period from July 21, 2008 (Date of Inception) through September 30, 2008:

F-1	Report of Independent Registered Public Accounting Firm

F-2	Balance Sheet as of September 30, 2008

F-3	Statement of Operations for the period from July 21, 2008 (Date of Inception) through September 30, 2008

F-4	Statement of Cash Flows for the period from July 21, 2008 (Date of Inception) through September 30, 2008

F-5	Statements of Stockholders’ Deficit for the period from July 21, 2008 (Date of Inception) through September 30, 2008

F-6	Notes to Financial Statements

BDO Dunwoody LLP Chartered Accountants	#604 – 750 West Pender Street Vancouver, BC, Canada V6C 2T7 Telephone: (604) 689-0188 Fax: (604) 689-9773

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
JEDEDIAH Resources Corp.
(A Pre-exploration Stage Company)

We have audited the accompanying balance sheet of Jedediah Resources Corp. (the “Company”) (A Pre-exploration Stage Company) as of September 30, 2008 and the related statements of operations and comprehensive loss, cash flows and stockholders' equity for the period from July 21, 2008 (Date of Inception) to September 30, 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Jedediah Resources Corp. as of September 30, 2008 and the results of its operations and its cash flows for the period from July 21, 2008 (Date of Inception) to September 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

“(Signed) BDO Dunwoody LLP”

Chartered Accountants

Vancouver, Canada
December 10, 2008

BDO Dunwoody LLP is a Limited Liability Partnership registered in Ontario

JEDEDIAH RESOURCES CORP.
(A Pre-exploration Stage Company)
BALANCE SHEET
September 30, 2008
(Stated in US Dollars)

ASSET	September 30, 2008
Current
Cash	$103,584

LIABILITY

Current
Accounts payable and accrued liabilities --Note 4	$4,362

STOCKHOLDERS’ EQUITY

Preferred stock, $0.001 par value 10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value – Notes 4 and 5 90,000,000 shares authorized, 9,700,000 shares issued	9,700
Additional paid in capital	122,053
Deficit accumulated during the pre-exploration stage	(32,531)

99,222

$103,584

Nature of Operations – Note 1 Ability to Continue as a Going Concern – Note 2 Subsequent Events – Note 7

SEE ACCOMPANYING NOTES

JEDEDIAH RESOURCES CORP.
(A Pre-exploration Stage Company)
STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
for the period July 21, 2008 (Date of Inception) to September 30, 2008
(Stated in US Dollars)

July 21, 2008 (Date of Inception) to September 30, 2008
Expenses
Accounting and audit	$750
Bank charges	35
Legal fees	3,512
Management fees – Note 4	2,234
Stock based compensation --Note 4	26,000

Net loss and comprehensive loss for the period	$(32,531)

Basic and diluted loss per share	$(0.01)

Weighted average number of shares outstanding	4,087,042

SEE ACCOMPANYING NOTES

JEDEDIAH RESOURCES CORP.
(A Pre-exploration Stage Company)
STATEMENT OF CASH FLOWS
for the period July 21, 2008 (Date of Inception) to September 30, 2008
(Stated in US Dollars)

July 21, 2008 (Date of Inception) to September 30, 2008
Cash Flows used in Operating Activities
Net loss for the period	$(32,531)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	26,000
Changes in non-cash working capital items: Accounts payable and accrued liabilities	4,362

Net cash used in operating activities	(2,169)

Cash Flows from Financing Activities
Capital stock issued	160,753
Capital stock returned to treasury --Note 5	(55,000)

Net cash provided by financing activities	105,753

Increase in cash during the period	103,584

Cash, beginning of the period	-

Cash, end of the period	$103,584

SEE ACCOMPANYING NOTES

JEDEDIAH RESOURCES CORP.
(A Pre-exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
for the period from July 21, 2008 (Date of Inception) to September 30, 2008
(Stated in US Dollars)

	Common Shares		Additional Paid In	Deficit Accumulated During the Pre-exploration
	Number	Cash	Capital	Stage	Total

Capital stock issued for cash: – at $0.01	5,500,000	$5,500	$49,500	$-	$55,000
Capital stock returned to treasury for cancellation recission of subscription (Note 5)	(5,500,000)	(5,500)	(49,500)	-	(55,000)
Capital stock issued for cash: – at $0.0095	5,500,000	5,500	46,746	-	52,246
Stock based compensation for shares issued on discount (Note 5)	-	-	26,000	-	26,000

Capital stock issued for cash -- at $0.014	4,200,000	4,200	55,007	-	59,207
Less: commission	-	-	(5,700)	-	(5,700)

Net loss for the period	-	-	-	(32,531)	(32,531)

Balance September 30, 2008	9,700,000	$9,700	$122,053	$(32,531)	$99,222

SEE ACCOMPANYING NOTES

JEDEDIAH RESOURCES CORP.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2008
(Stated in US Dollars)

Note 1	Nature of Operations

The Company was incorporated in the state of Nevada, United States of America on July 21, 2008.  The Company is a pre-exploration stage company and was formed for the purpose of acquiring exploration and development stage mineral properties.  The Company’s year-end is September 30.

The Company intends on locating and exploring mineral properties in Canada and has not yet determined the existence of economically recoverable reserves.  The recoverability of amounts incurred on its mineral property is dependent upon the existence of economically recoverable reserves in its mineral property, confirmation of the Company’s interest in the underlying mineral claims, the ability of the Company to obtain the necessary financing to complete their development, and the attainment and maintenance of future profitable production or disposition thereof.

The Company intends to file an initial public offering with the Securities Exchange Commission in the United States.

Note 2	Ability to Continue as a Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Note 3	Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in US dollars.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Jedediah Resources Corp.
(A Pre-Exploration Stage Company)
Notes to the Financial Statements
September 30, 2008
(Stated in US Dollars)

Note 3	Summary of Significant Accounting Policies – (cont’d)

Pre-exploration Stage Company

The Company is a pre-exploration stage company as defined in the Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises” and The Securities and Exchange Commission Exchange Act Guide 7.  All losses accumulated since inception have been considered as part of the Company’s pre-exploration stage activities.

Cash Equivalents

Cash equivalents consist of all highly-liquid investments that are readily convertible to cash within 90 days when purchased.

Mineral Property

Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash, accounts payable and accrued liabilities approximate their fair value due to the short term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange or credit risks arising from these financial instruments.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar as substantially all of the Company’s operations are in Canada.  The Company uses the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission (“SEC”) in accordance with the SFAS No. 52 “Foreign Currency Translation”.

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the balance sheet date and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Accumulated Other Comprehensive Income account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in the Statement of Operations and Comprehensive Loss.

Jedediah Resources Corp.
(A Pre-Exploration Stage Company)
Notes to the Financial Statements
September 30, 2008
(Stated in US Dollars)

Note 3	Summary of Significant Accounting Policies – (cont’d)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”.  Under the assets and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry-forwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Stock-based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123R “Accounting for Stock- based Compensation” (“SFAS 123R”). Under this application, the Company is required to record compensation expense, based on the fair value of the awards, for all awards granted after the date of the adoption and for the unvested portion of previously granted awards that remain outstanding as at the date of adoption.

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with SFAS No. 128, “Earnings Per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the period.  Fully diluted earnings (loss) per share are computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents.  Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.  Diluted loss per share has not been separately provided as it would be anti-dilutive.

Comprehensive Income

Under SFAS 130, “Reporting Comprehensive Income”, the Company is required to report comprehensive income, which includes net loss as well as changes in equity from non-owner sources.

Jedediah Resources Corp.
(A Pre-Exploration Stage Company)
Notes to the Financial Statements
September 30, 2008
(Stated in US Dollars)

Note 3	Summary of Significant Accounting Policies – (cont’d)

Newly Adopted Accounting Standards

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”.  This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements.  SFAS 157 is effective for fiscal years beginning after November 15, 2007, unless partially or fully deferred by the FASB.  The adoption of SFAS No. 157 did not have a material impact on the Company’s financial position, results of operations or cash flows.

On February 15, 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities”.  This Statement establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.  The adoption of SFAS No. 159 did not have a material impact on the Company’s financial position, results of operations or cash flows.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations”. SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquire.

The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  The guidance will become effective for the first fiscal year beginning after December 15, 2008.  The management is in the process of evaluating the impact SFAS 141 (Revised) will have on the Company’s financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”.  The standard requires all entities to report noncontrolling (minority) interests as equity in consolidated financial statements.  SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions.  The Company is currently reviewing the guidance, which is effective for fiscal years beginning after December 15, 2008, to determine the potential impact, if any, on its consolidated financial statements.

Jedediah Resources Corp.
(A Pre-Exploration Stage Company)
Notes to the Financial Statements
September 30, 2008
(Stated in US Dollars)

Note 3	Summary of Significant Accounting Policies – (cont’d)

Recent Accounting Pronouncements – (cont’d)

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on financial position, financial performance and cash flows.  SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008.  The adoption of SFAS 161 should have no effect on the financial position and results of operations of the Company.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS No. 162”). SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles for nongovernmental entities. SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company does not expect there to be any significant impact of adopting SFAS 162 on its financial position, cash flows and results of operations.

Note 4	Related Party Transactions – Note 5 and 7

On August 5, 2008, the Company’s president subscribed for 5,500,000 common shares at $0.01 per share for aggregate proceeds of $55,000.  The subscription agreement permitted the Company to accept US$55,000 or CDN$55,000 in full settlement of the share subscription.  The share subscription was settled in Canadian dollars.  The shares were issued and outstanding in the minute book of the Company.  On September 22, 2008, the incumbent president resigned as both an officer and director, and a new president and director was appointed.  At the request of the departing president, the Company’s board of directors rescinded his share subscription for 5,500,000 common shares and repaid the subscription proceeds of CDN$55,000.

Jedediah Resources Corp.
(A Pre-Exploration Stage Company)
Notes to the Financial Statements
September 30, 2008
(Stated in US Dollars)

Note 4	Related Party Transactions – Note 5 and 7 (cont'd)

On September 22, 2008, the Company’s new president subscribed for 5,500,000 common shares at $0.0095 (CDN$0.01) per share for total proceeds of $52,246 (CDN$55,000).  The subscription agreement permitted the Company to accept US$55,000 or CDN$55,000 in full settlement of the share subscription.  The share subscription was settled in Canadian dollars.  The Company recorded compensation expense of $26,000 for the issuance of these shares based on the excess of the fair value of the shares over the consideration received for these shares.

During the period ended September 30, 2008, the Company incurred $2,234 of management fees charged by the Company’s past president.

As at September 30, 2008, accounts payable and accrued liabilities include $100 due to the past president.  The amount is unsecured, non-interest bearing and has no specific terms for repayment.

Note 5	Capital Stock

a)	Authorized:

10,000,000 preferred shares with a par value of $0.001.
90,000,000 common shares with a par value of $0.001.

b)	Issued:

On August 6, 2008, the Company issued 5,500,000 common shares to the Company’s president at $0.01 per share for total proceeds of $55,000.

On September 22, 2008, the incumbent president resigned as both an officer and director and a new president and director was appointed.  At the request of the departing president, the Company’s board of directors rescinded his share subscription for 5,500,000 common shares and repaid the subscription proceeds of $55,000.

On September 22, 2008, the Company issued 5,500,000 common shares to the Company’s new president at $0.0095 (CDN$0.01) per share for total proceeds of $52,246 (CDN$55,000).

On September 22, 2008, the Company issued 3,960,000 common shares at $0.014 (CDN$0.015) per share for total proceeds of $55,740 (CDN$59,400) pursuant to a private placement.  On September 30, 2008, the Company issued 240,000 common shares at $0.0014 (CDN$0.015) per share for total proceeds of $3,467 (CDN$3,600) pursuant to a private placement.  The Company paid a commission of $5,700 for net proceeds of $53,507 for these private placements.

Jedediah Resources Corp.
(A Pre-Exploration Stage Company)
Notes to the Financial Statements
September 30, 2008
(Stated in US Dollars)

Note 6	Income Taxes

A reconciliation of the income tax provision computed at statutory rates to the reported tax provision is as follows:

July 21, 2008 (Date of Inception) to September 30, 2008
Basic statutory and provincial income tax rate	35.0%

Approximate loss before income taxes	$33,000

Expected approximate tax recovery on net loss, before income tax	$11,400
Stock based compensation	(9,100)
Valuation allowance	(2,350)

Future income tax recovery	$-

Significant components of the Company’s future tax assets and liabilities are as follows:

July 21, 2008 (Date of Inception) to September 30, 2008
Future income tax assets
Non-capital losses carried forward	$2,300
Less: valuation allowance	(2,300)

Future income tax assets	$-

At September 30, 2008, the Company has incurred accumulated non-capital losses totalling approximately $6,500 which are available to reduce taxable income in future taxation years.  This loss expires beginning in 2028

Jedediah Resources Corp.
(A Pre-Exploration Stage Company)
Notes to the Financial Statements
September 30, 2008
(Stated in US Dollars)

Note 7	Subsequent Events

a)
On October 1, 2008, the Company entered into a Corporate Management Services Agreement with a Company wholly owned by the Company’s president for $1,000 per month plus expenses for services rendered.  The agreement may be terminated by either party upon 30 days written notice.

b)	On October 1, 2008, the Company incorporated a wholly-owned subsidiary, JRE Exploration Ltd, (“JRE”), in the province of Alberta, Canada for the purpose of mineral exploration in Canada.

c)
On October 6, 2008, JRE entered into a property option agreement whereby JRE was granted an option to earn up to an 85% interest in a mineral claim (the “Brag” claim) consisting of 594.1 hectares located in the Omineca Mining Division of British Columbia.  The option agreement is denominated in Canadian dollars.  Consideration for the option is cash payments totalling $8,325 (CDN$9,000) and aggregate exploration expenditures of $172,050 (CDN$186,000) as follows:

i)	Cash payments as follows: • $1,927 (CDN$2,000) upon execution of the Option agreement; • $1,927 (CDN$2,000) on or before October 31, 2009; • $4,818 (CDN$5,000) on or before October 31. 2010.

ii)
Exploration expenditures of $14,454 (CDN$15,000) on or before October 31, 2009, $26,981 (CDN$28,000) in aggregate on or before October 31, 2010; $179,230 (CDN$186,000) in aggregate on or before October 31, 2011.

Upon earning its 85% interest in the option, the Company shall enter into a joint venture agreement to develop and operate the property.

In October 2008, the Company made an option payment of $1,927 (CDN$2,000), and advanced $11,850 to the operator of the property to fund mineral property exploration.

The property option agreement was stated in Canadian dollars.  The US dollar equivalent is converted using the foreign exchange rate as at September 30, 2008.

d)	On October 29, 2008, the Company accepted subscription agreements for 6 units at $578 (CDN$600) per unit for proceeds of $3,469 (CDN$3,600). Each unit consists of 40,000 common shares of the Company.

The subscription agreements were stated in Canadian dollars.  The US dollar equivalent is converted using the foreign exchange rate as at September 30, 2008.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1.83
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$4,500
Legal fees and expenses	$12,000

Total	$16,501.83

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We issued 5,500,000 shares of common stock on August 6, 2008 to our former officer and director, Mr. Trevor Warrener, at a price of $0.01 per share.  The total proceeds received from this offering were $55,000. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted as defined in the Securities Act. We did not engage in any general solicitation or advertising. On September 22, 2008, concurrent with the resignation of Mr. Warrener, these shares were rescinded and an amount equivalent to the proceeds was returned to him.

We issued 5,500,000 shares of common stock on September 22 to our sole officer and director, Mr. Ola Juvkam-Wold, at a price of $0.01 per share for total proceeds of $55,000. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted as defined in the Securities Act. We did not engage in any general solicitation or advertising.

On September 30, 2008, we closed a Private Stock Offering whereby we issued 4,200,000 shares of our common stock at a price of $0.013 per share to a total of thirty four (34) purchasers.  The total amount we received from this offering was $54,600.

On October 29, 2008 we closed a Private Stock Offering and accepted subscriptions from six (6) subscribers, whereupon we issued 240,000 shares at a price of $0.013 per share for total proceeds of $3,120.

The identity of the purchasers from the above two offerings is included in the selling shareholder table set forth above.  We completed both of these offerings pursuant Rule 903(C)(3) of Regulation S of the Securities Act of 1933.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Cane Clark, LLP, with consent to use
10.1	Property Option Agreement between JRE, Donald Bragg and Opal.
10.2	Corporate Management Services Agreement between 503 Alberta and Jedediah Resources Corp.
23.1	Consent of BDO Dunwoody LLP
99.1	Geological Report of B.J. Price Geological Consultants Inc. , Consulting Geologists

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Calgary, Alberta, Canada, on December 10, 2008.

JEDEDIAH RESOURCES CORP.

By:	/s/ Ola Juvkam-Wold
Ola Juvkam-Wold
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and sole Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ola Juvkam-Wold as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/ Ola Juvkam-Wold Ola Juvkam-Wold President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and sole Director December 10, 2008